UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 18, 2018

Kibush Capital Corp.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

000-55256

(Commission File No.)

Kibush Capital Corporation

401 Ryland St. STE 200-A

Reno, Nevada 89502

(Address of principal executive offices and Zip Code)

+(61) 3 9846 4288

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 21, 2018, the Company’s subsidiary Aqua Mining (PNG) Ltd entered into a joint venture with Uare Clan Group. The joint venture is seeking approval from the Department of Forestry Papua New Guinea, on an application for a Timber Authority (TA) on 223 hectares in Areme area, Kware Village, which is located in upper Kwikila Station, Rigo District along Magi Highway in Central Province, Papua New Guinea, approximately 40 kilometers East from Port Moresby and 15 kilometers from the highway along an unsealed road to Kware Village. The Timber Authority approval for Areme area allows the Company to commercialize up to 5,000 cubic meters of timber within 12 months and is valid for an initial term of two years.

The application has been lodged for the next PNG Forest Authority meeting scheduled April 2018 month end.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	SEC Reference Number	Title of Document	Location

10.1	10	Sales and Purchase Agreement dated March 5, 2016	This Filing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 18th day of April, 2018.

KIBUSH CAPITAL CORP.

BY:	/s/ Warren Sheppard
Warren Sheppard, President